PRESS RELEASE

SkyWay Communications Holding Corp Announce Towers Broadcasting over the Eastern United States

CLEARWATER, Fla. — (BUSINESS WIRE) — February 24, 2004— SkyWay Communications Holding Corp. (OTCBB: SWYC — News), and its wholly owned subsidiary, Sky Way Aircraft Inc, announced phase IA is complete, eastern US towers are broadcasting and actively logging in commercial / general aviation aircraft equipped with seat back air phones. Eastern US coverage is defined as (North to South) Canada border to Southern Gulf of Mexico, (East to West) Atlantic Ocean to Mississippi river. SkyWay towers are broadcasting in full compliance with the Air-to-Ground license granted by the Federal Communications Commission (FCC), as previously reported. The communication link demonstrates airborne performance and capabilities of the SkyWay in flight system, to commercial airlines, government agencies and defense contractors. Sky Way is aggressively completing our multi-phased approach to seamless US airborne coverage.

According to Brent Kovar, President of SkyWay Communications Holding Corp., “We are committed to this very aggressive site implementation schedule while continuing with the construction of our Data Center and the system installation of our DC9 testing and research aircraft. Airborne system tests are better than expected and in my opinion shall exceed our customers expectations”.

About SkyWay Communications Holding Corporation (Sky Way Aircraft, Inc).

SkyWay Communications Holding Corporation (Sky Way Aircraft, Inc.) is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. In addition to applications for commercial airlines, general aviation and military aircraft, it is SkyWay’s plan to utilize the associated nationwide ground network to provide the foundation and solutions to many of the Homeland Security issues. Some of these solutions may include the transmission and recording services of real-time video surveillance coverage within the aircraft and transporting that data to SkyWay monitoring stations on the ground. Other applications that may be available by utilizing the nationwide ground network would be communications, surveillance and monitoring networks for airports, seaports, dams, nuclear power plants, gas and oil facilities, shipping containers, emergency medical services and a host of other emergency applications. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the Company’s products, increased levels of competition for the Company, new products and technological changes, the Company’s dependence on third-party suppliers, and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Brent Kovar, President (727) 535 8211   OR   www.skywayaircraftsecurity.com